                                                                   Exhibit 10.11



                                    AGREEMENT


         This Agreement is made this 13th day of February, 1998 among Lexford, Inc., an Ohio corporation formerly known as Cardinal Realty Services, Inc. (the "Company"), Stanley R. Fimberg ("Fimberg"), and each of FSC Realty, L.L.C. ("FSC"), Pat Holder ("Holder"), Ralph V. Williams ("Williams"), Annette Hoover ("Hoover"), Bruce Woodward ("Woodward"), Eric Madsen ("Madsen"), and Peggy Crow Smith ("Smith" and together with FSC, Holder, Williams, Hoover, Woodward and Madsen, the "Old Lexford Shareholders"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement (the "Merger Agreement") dated as of July 19, 1996 among the Company, Rexflor Acquisition Corporation, an Ohio corporation ("Rexflor"), Lexford Properties, Inc., a Texas corporation ("Lexford properties"), Fimberg and the Old Lexford Shareholders.

         WHEREAS, pursuant to the terms of the Merger Agreement, Lexford Properties was merged with and into Rexflor with Lexford Properties surviving the merger (the "Merger") and each of the Old Lexford Shareholders became entitled to receive the Merger Consideration;

         WHEREAS, the Merger Consideration consisted of shares of common stock, no par value, of the Company (the "Company Common Stock"), certain portions of which were designated as Escrow Shares, Group 1 Forfeitable Shares and Group 2 Forfeitable Shares;

         WHEREAS, the Escrow Shares have been issued to the Old Lexford Shareholders and held by the Company to secure certain indemnification obligations of the Old Lexford Shareholders pursuant to the terms of the Merger Agreement;

         WHEREAS, the Group 1 Forfeitable Shares and Group 2 Forfeitable Shares have been issued to the Old Lexford Shareholders and held by the Company subject to forfeiture, each in whole or in part, based on the performance of Lexford Properties during the three full fiscal years beginning after the Effective Time as more particularly described in the Merger Agreement;

         WHEREAS, in connection with the Merger and pursuant to a Registration Rights Agreement (the "Registration Rights Agreement") dated August 1, 1996 between the Company and the Old Lexford Shareholders, the Company granted to the Old Lexford Shareholders certain registration rights with respect to certain of the shares of Company Common Stock received in the Merger;

         WHEREAS, in connection with the Merger, Lexford Properties entered into Consulting Agreements dated as of August 1, 1997 with each of Fimberg and Williams (the "Consulting Agreements"); and

         WHEREAS, the Company is contemplating a restructuring of its business, including the business being conducted by Lexford Properties and, in connection with such restructuring, the parties hereto desire to memorialize their agreements with respect to the release and forfeiture of the Escrow Shares, Group 1 Forfeitable Shares and Group 2 Forfeitable Shares, and certain of the rights granted under the Registration Rights Agreement, Employment Agreements and the Consulting Agreements, all as more particularly set forth below.

         NOW, THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows.

         1. Escrow Shares. Notwithstanding anything to the contrary contained in the Merger Agreement, the Company, as Exchange/Escrow Agent under the Merger Agreement hereby agrees to release all of the 50,000 Escrow Shares to the Old Lexford Shareholders (in accordance with Schedule I to the Merger Agreement attached hereto for convenience as Exhibit A ("Schedule I")). As soon as practicable after the effectiveness of this Agreement, the Company will deliver or cause its transfer agent to deliver, as the case may be, to the Old Lexford Shareholders the share certificates representing the Escrow Shares.

         2. Group 1 Forfeitable Shares. Notwithstanding anything to the contrary contained in the Merger Agreement, the Company, as Exchange/Escrow Agent under the Merger Agreement hereby agrees to release all of the 150,000 Group 1 Forfeitable Shares to the Old Lexford Shareholders (in accordance with Schedule
I). As soon as practicable after the effectiveness of this Agreement, the Company will deliver or cause its transfer agent to deliver, as the case may be, to the Old Lexford Shareholders the share certificates representing the Group 1 Forfeitable Shares. From and after the effectiveness of this Agreement, the Group 1 Forfeitable Shares will be deemed to be Non-Forfeited Shares and no longer subject to forfeiture under the Merger Agreement.

         3. Group 2 Forfeitable Shares. Notwithstanding anything to the contrary contained in the Merger Agreement, the Old Lexford Shareholders hereby agree to forfeit to the Company all of the 300,000 Group 2 Forfeitable Shares. From and after the effectiveness of this Agreement, the Old Lexford Shareholders will have no rights whatsoever with respect to the Group 2 Forfeitable Shares notwithstanding the provisions of Sections 2.2(d)(ii)(B) and 2.2(e) of the Merger Agreement.

         4. Registration Rights. The Company and each of the Old Lexford Shareholders hereby agree to terminate the Registration Rights Agreement. From and after the effectiveness of this Agreement, the Registration Rights Agreement shall be deemed null and void, with no further force or effect.

         5. Consulting Agreements. Each of Fimberg and Williams hereby irrevocably waives the Company's compliance with its obligations under Section 5 of his Consulting Agreement.

         6. Holdback Agreements. In the event that the Company determines to register any of its shares of Company Common Stock in an underwritten public offering in a registration statement filed under the Securities Act of 1933 (the "Act") covering the sale of Company Common Stock to the public, and the managing or lead underwriter thereof requests that the Old Lexford Shareholders agree not to effect any public sale or distribution (including sales pursuant to Rule 144 promulgated under the Act) of equity securities of the Company or any securities convertible into or exchangeable or exercisable for such equity securities during a period of time beginning on the date of the initial filing of the registration statement and ending on a date not more than one year after the date such registration statement is declared effective (the "Holdback Period"), the Old Lexford Shareholders will agree to comply with such request and will execute any and all documents reasonably required by the underwriters evidencing the same. Provided, however, that in the event that any of the members of management (including directors) of the Company are permitted by the underwriters to agree to a shorter Holdback Period than one (1) year, then the Holdback Period provided herein shall be shortened to such shorter period. Notwithstanding the foregoing, the holdback agreement with Ralph Williams shall provide that Mr. Williams may sell up to 25,000 shares during the Holdback Period provided that in no single month shall Mr. Williams sell more than 8,334 shares.

         7. Proxy. Each of the Old Lexford Shareholders agrees to execute and deliver to the Company, or its designees, a duly executed proxy to vote all shares of Company Common Stock ("Shares") owned by such Old Lexford Shareholder at the Special Meeting of the Company's Shareholders to be held on March 3, 1998 and at any adjournments thereof. Each of the Old Lexford Shareholders acknowledges receipt of the Proxy Statement/Prospectus of the Company and Lexford Residential Trust dated February 2, 1998 relating to such special meeting. All such proxies will be voted in favor of the merger described in such Proxy Statement/Prospectus. No Old Lexford Shareholder will take any further action to revoke any such proxy or otherwise vote his or her Shares at such Special Meeting. In addition, each of the Old Lexford Shareholders agrees to execute and deliver to the Company, or its designees, a duly executed irrevocable proxy to vote the 50,000 Escrow Shares and the 150,000 Group 1 Forfeitable Shares released hereby at any meeting of the Company's shareholders held at any time during the Holdback Period.

         8. No Claims. Each of the Old Lexford Shareholders and Fimberg hereby acknowledges and represents that he or she does not have any claim against the Company or Lexford Properties as of the date of this Agreement arising out of the Merger Agreement or the Consulting Agreements, as applicable, or arising out of any other conduct of the Company or Lexford Properties.

         9. Releases. The Company on the one hand and Old Lexford Shareholders on the other, on behalf of themselves and their heirs, assigns and successors, do hereby release and forever discharge each other of and from any and all claims, demands, liabilities, obligations, losses or expenses of any nature whatsoever, whether existing at law, in equity or otherwise and whether known or unknown, foreseen or unforeseen, that either of them have or may hereafter claim to have had against each other relating to any provisions, terms, conditions, covenants or representations of the Merger Agreement or any agreements executed in connection therewith, provided, however, that nothing contained in this Agreement shall release either party from any of their obligations under either this Agreement, or from any claims for indemnification under applicable law in connection with serving as an officer or director of the Company.

         10. Effect of this Agreement. Except as required by this Agreement, the terms of the Merger Agreement and the Consulting Agreements shall remain unaffected by this Agreement.

         11. Further Assurances. Each of the parties hereto agrees to execute and deliver all documents and take all such other actions as may be reasonably required to give effect to the agreements contained herein.

         12. Counterparts. This Agreement may be executed in multiple counterparts, all of which when taken together shall constitute one and the same agreement. This Agreement shall be effective when signed by all the parties hereto.

         13. Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall not otherwise be affected, impaired or invalidated.

         14. Governing Law. This Agreement shall be governed by and construed in accordance with, the internal laws of the State of Ohio without giving effect to the principles of conflicts of law thereof.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                                 LEXFORD, INC.


                                                 By: /s/ JOHN B. BARTLING
                                                     -----------------------
                                                     Name:  John B. Bartling
                                                     Title: President & CEO

/s/ PAT HOLDER
------------------------------
Pat Holder


/s/ STANLEY R. FIMBERG
------------------------------
Stanley R. Fimberg


/s/ RALPH V. WILLIAMS
------------------------------
Ralph V. Williams


/s/ ANNETTE HOOVER
------------------------------
Annette Hoover


/s/ BRUCE WOODWARD
------------------------------
Bruce Woodward


/s/ ERIC MADSEN
------------------------------
Eric Madsen


/s/ PEGGY CROW SMITH
------------------------------
Peggy Crow Smith



FSC REALTY, L.L.C.

By: /s/ STANLEY R. FIMBERG
    ---------------------------
    Stanley R. Fimberg, Manager




                                       4